Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of SuperCom Ltd. of our report dated April 30, 2021 relating to the financial statements, which appears in SuperCom Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Halperin Ilanit
December 1, 2021	Certified Public Accountants (Isr.)